UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	June 15, 2017

ATLANTIC AMERICAN CORPORATION
(Exact name of registrant as specified in its charter)

Georgia	0-3722	58-1027114
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4370 Peachtree Road, N.E., Atlanta, Georgia	30319
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(404) 266-5500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Atlantic American Corporation (the “Company”) has announced that John G. Sample, Jr., will retire as the Company’s Senior Vice President, Chief Financial Officer and Secretary, as of July 31, 2017. In connection with his retirement, Mr. Sample will step down from all other officer and director positions with the Company but will remain an employee of the Company and will provide certain transition-related and other services to the Company through June 30, 2021, in exchange for which he will be entitled to receive $275,000 annually from the Company, and continuation of health, welfare and other benefits for such period. In connection therewith, the Company has also agreed to repurchase from Mr. Sample 78,300 shares of the Company’s common stock at a per share price equal to the average closing price for such stock during a specified period preceding the date of his retirement.

The Company is commencing a search for a new Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ATLANTIC AMERICAN CORPORATION

By:	/s/ Hilton H. Howell, Jr.
Hilton H. Howell, Jr.
President and Chief Executive Officer

Date: June 15, 2017